Exhibit 99.1

Atlas Crest Investment Corp. Announces Appointment of

Todd Lemkin to the Board of Directors

Announces Class A Common Stock and Warrants to Commence Trading Separately

NEW YORK--(BUSINESS WIRE) December 17, 2020 —Atlas Crest Investment Corp. (NYSE: ACIC.U) today announced the appointment of Todd Lemkin, currently a Partner and Chief Investment Officer of Canyon Partners, LLC, a global alternative asset management firm, as an independent member of its Board of Directors. Mr. Lemkin’s term will begin on December 18, 2020.

Michael Spellacy, CEO of Atlas Crest, said, “We are delighted to add a professional of Todd’s caliber to our Board given his years of experience investing across a broad range of sectors, his international perspectives and financial structuring expertise.”

Mr. Lemkin directs and manages the efforts of Canyon Partners’ portfolio team to develop, analyze, and implement investment ideas across the firm’s global platform. He has extensive investment expertise across the cable, media, telecom, satellite, industrials, real estate, gaming and packaging sectors. Mr. Lemkin has also previously focused on Canyon’s European investment effort and the firm’s London office. Prior to joining Canyon in 2003, Mr. Lemkin was with Scoggin Capital Management in New York, where he focused on analyzing securities of distressed and bankrupt companies.

Atlas Crest also announced that the holders of the company’s units may elect to separately trade the Class A common stock and warrants underlying the units commencing on December 18, 2020. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Those units not separated will continue to trade on the New York Stock Exchange under the symbol ACIC.U and the Class A common stock and the warrants are expected to trade under the symbols ACIC and ACIC WS respectively.

The units were initially offered by the Company in an underwritten offering.

A registration statement relating to the units and the underlying securities was declared effective by the Securities and Exchange Commission on October 27, 2020.

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About Atlas Crest

Atlas Crest Investment Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, stock purchase or similar business combination with one or more businesses. The Company is sponsored by an affiliate of Moelis & Company, a leading global financial advisor to corporate executives, boards, entrepreneurs, financial sponsors and governments. The management team is led by Ken Moelis, as Chairman, and Michael Spellacy, as Chief Executive Officer, both of whom have had careers centered around identifying, evaluating and implementing organic and inorganic transformational growth and value creation initiatives across a broad range of industries. While the Company intends to evaluate opportunities in many sectors, it believes the diverse experience and extensive relationship network of its management team, board and sponsor will drive particularly attractive investment opportunities in certain high growth sectors including media, online gaming/sports betting, fintech/payments, healthcare, business services and disruptive consumer.

For more information, please visit www.atlascrestcorp.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

For further information, contact:

Taylor Rettig

Atlas Crest

Taylor@atlascrestcorp.com

Tel: (860) 508.5086